SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        Commission File Number:
             MARCH 20, 1998                                      000-22085


                        LORAL ORION NETWORK SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                              52-2008654
(State or other jurisdiction                                   (IRS Employer
      of incorporation)                                   Identification Number)


                             2440 RESEARCH BOULEVARD
                                    SUITE 400
                            ROCKVILLE, MARYLAND 20850
              (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (301) 258-8101


                           ORION NETWORK SYSTEMS, INC.
          (Former name or former address, if changed since last report)


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                        LORAL ORION NETWORK SYSTEMS, INC.

ITEM 5  OTHER EVENTS

     On March 20, 1998, Orion Network Systems, Inc. ("Orion") was acquired by Loral Space & Communications Ltd. ("Loral"), through the merger (the "Merger") of a wholly owned subsidiary of Loral, Loral Satellite Corporation ("Merger Sub"), with and into Orion. Orion was the surviving corporation (the "Surviving Corporation") of the Merger and thereby became a subsidiary of Loral. At the effective time of the Merger, Orion changed its name to "Loral Orion Network Systems, Inc."

     As a result of the Merger,

     (i) each share of common stock, par value $.01 per share, of Orion ("Orion Common Stock"), excluding treasury shares and shares owned by Loral or its subsidiaries, was converted into and exchanged for the right to receive .71553 fully paid and nonassessable shares of common stock, par value $.01 per share, of Loral ("Loral Common Stock"),

     (ii) each share of preferred stock, par value $.01 per share, of Orion ("Orion Preferred Stock") was converted into and exchanged for the right to receive .71553 fully paid and nonassessable shares of Loral
          Common Stock for each share of Orion Common Stock into which such share of Orion Preferred Stock was convertible immediately prior to the Merger,

     (iii)each outstanding stock option to purchase shares of Orion Common Stock was converted into an option to acquire .71553 shares of Loral Common Stock multiplied by the number of shares of Orion Common Stock for which such option was exercisable,

     (iv) each outstanding warrant to purchase shares of Orion Common Stock was converted into a warrant to acquire .71553 shares of Loral Common Stock multiplied by the number of shares of Orion Common Stock for which such warrant was exercisable immediately prior to the Merger, and

     (v) each outstanding share of Orion Common Stock and Orion Preferred Stock owned by Loral or any of its subsidiaries was converted into the right to receive enough shares in the Surviving Corporation as necessary in order to ensure that such entity's proportionate interest in the Surviving Corporation immediately after the Merger is as it was in Orion immediately before the Merger.

     Following the Merger the capital stock of Orion ceased to be publicly traded. However, Orion continues to have registered bonds outstanding and will continue to file various reports with the Securities and Exchange Commission.

     The Merger was effected pursuant to that certain Agreement and Plan of Merger, dated as of October 7, 1997, as amended February 11, 1998 and March 20, 1998 (the "Merger Agreement"), by and among Orion, Loral and Merger Sub, and the related certificate of merger between Orion and Merger Sub filed with the Secretary of State of the State of Delaware on March 20, 1998.

     The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, filed as Exhibits 2.1 and 2.2 to Registration Statement No. 333-46407 on Form S-4.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   LORAL ORION NETWORK SYSTEMS, INC.


Date:  March 23, 1998              By:         /s/ James B. Kaufman
                                        ----------------------------------------
                                         Vice President and Assistant Secretary